RELEASE AGREEMENT
This RELEASE AGREEMENT (this “Agreement”), dated effective as of this 23 day of April 2016 (the “Effective Date”), is entered into by and between L. WILLIAM HEILIGBRODT, an individual residing in Houston, Texas (“Mr. Heiligbrodt”), and CARRIAGE SERVICES, INC., a Delaware corporation (the “Company”). Mr. Heiligibrodt and the Company each may be referred to herein as a “Party” and, collectively, as the “Parties.”
1.Consideration. As material consideration for Mr. Heiligbrodt’s execution and non-revocation of, and compliance with, this Agreement, the Company shall pay to him (or to his estate in the event of his subsequent death) an amount equal to ONE MILLION EIGHT HUNDRED AND ONE THOUSAND FOUR HUNDRED DOLLARS AND NO CENTS ($1,801,400.00) (the “Release Consideration”). The Company shall pay the Release Consideration to Mr. Heiligbrodt (or to his estate in the event of his subsequent death) in accordance with the payment schedule set forth on Exhibit A hereto, with the first installment payment to commence immediately following the expiration of the Release Revocation Period (as such term is defined below).

2.	Waiver and Release of Claims.
(a)        In exchange for the Release Consideration and other consideration provided pursuant to this Agreement, Mr. Heiligbrodt hereby releases, discharges and forever acquits the Company, each of its affiliates and subsidiaries and their respective past, present and future stockholders, members, partners (including but not limited to general partners and limited partners), directors, officers, managers, employees, agents, attorneys, heirs, legal representatives, successors and assigns, in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates or subsidiaries and all fiduciaries and administrators of such plans, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Mr. Heiligbrodt’s employment or consultancy with any Company Party, the termination of such employment or consultancy, and any other acts or omissions related to any matter occurring on or prior to the Effective Date, including, without limitation, any alleged violation through the Effective Date of:  (i) the Age Discrimination in Employment Act of 1967, as amended; (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) the Civil Rights Act of 1991, as amended; (iv) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) the Immigration Reform Control Act, as amended; (vii) the Americans with Disabilities Act of 1990, as amended; (viii) the National Labor Relations Act, as amended; (ix) the Occupational Safety and Health Act, as amended; (x) the Family and Medical Leave Act of 1993, as amended; (xi) any state or federal anti-discrimination law, (xii) any state or federal wage and hour law; (xiii) any other local, state, federal or foreign law, regulation or ordinance; (xiv) any public policy, contract, tort, or common law claim; (xv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; and (xvi) any and all claims Mr. Heiligbrodt may have arising as the result of any alleged

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breach of any employment agreement or consulting agreement, or breach of any restricted stock or equity agreement or option plan or any other contract, incentive compensation plan or other agreement with any Company Party (collectively, the “Released Claims”).  This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Mr. Heiligbrodt is simply agreeing that, in exchange for the consideration recited in the first sentence of this paragraph, any and all potential claims of this nature that Mr. Heiligbrodt may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived.  By signing this Agreement, Mr. Heiligbrodt is bound by it.  Anyone who succeeds to Mr. Heiligbrodt’s rights and responsibilities, such as heirs or the executor of Mr. Heiligbrodt’s estate, is also bound by this Agreement.  This release also applies to any claims brought by any person or agency or class action under which Mr. Heiligbrodt may have a right or benefit. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)        Notwithstanding this release of liability, nothing in this Agreement prevents Mr. Heiligbrodt from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency; however, Mr. Heiligbrodt understands and agrees that he is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions.  Further, in no event shall the Released Claims include (i) any claim which arises after the date of this Agreement, or (ii) any claim to vested benefits under an employee benefit plan.
(c)        Mr. Heiligbrodt represents that he has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency and has made no assignment of any rights that he has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims. Mr. Heiligbrodt also represents that, as of the date he signs this Agreement, he has received all leaves (paid and unpaid) to which he was entitled.
(d)        By executing and delivering this Agreement, Mr. Heiligbrodt expressly acknowledges that:
(i)        he has carefully read this Agreement;

(ii)	he has had at least twenty-one (21) days to consider this Agreement before the execution and delivery hereof to the Company;

(iii)	he has been and hereby is advised in writing to discuss this Agreement with an attorney of his choice and that he has had adequate opportunity to do so prior to executing this Agreement; and

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(iv)
he fully understands the final and binding effect of this Agreement; the only promises made to him to sign this Agreement are those stated herein; and he is signing this Agreement voluntarily and of his own free will, and that he understands and agrees to each of the terms of this Agreement.

Notwithstanding the initial effectiveness of this Agreement, Mr. Heiligbrodt may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Mr. Heiligbrodt delivers this Agreement to the Company (such seven day period being referred to herein as the “Release Revocation Period”).  To be effective, such revocation must be in writing and signed by Mr. Heiligbrodt and must be delivered to the Company, care of the Company’s Legal Department, before 11:59 p.m. Houston, Texas time, on the last day of the Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, this Agreement shall be of no force or effect and shall be null and void ab initio.  For the sake of clarity, no consideration shall be provided pursuant to this Agreement if this Agreement is revoked by Mr. Heiligbrodt in the foregoing manner.
3.Company Parties’ Waiver and Company Obligations. To the extent permitted by law, the Company Parties hereby waive and release any and all claims against Mr. Heiligbrodt arising out of or relating to his employment and/or consultancy with the Company or any of its subsidiaries or affiliates (including the termination thereof), except, in each case, to the extent that any such claim or claims arise out of or are attributable to Mr. Heiligbrodt’s gross negligence or intentional misconduct. Further, to the extent permitted by law, the Company hereby agrees to defend and indemnify Mr. Heiligbrodt from and against any and all losses, damages, liabilities, claims, causes of action, judgments, awards, fines, and expenses (including reasonable attorneys’ fees) arising out of or resulting from Mr. Heiligbrodt’s employment and/or consultancy with the Company or any of its subsidiaries or affiliates (including the termination thereof), except, in each case, to the extent that any such loss, damage, liability, claim, cause of action, judgment, award, fine, or expense arises out of or is attributable to Mr. Heiligbrodt’s gross negligence or intentional misconduct.

4.	Miscellaneous.
(a)        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflict of law principles thereof.
(b)        Except to the extent explicitly stated otherwise in this Section 4(b), this Agreement constitutes the entire agreement of the Parties with regard to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, between the Parties, including, without limitation, that certain Second Amended and Restated Employment Agreement, dated effective as of March 3, 2014, by and between the Parties (the “Prior Agreement”) as well as the consulting arrangement entered into by the Parties in connection therewith. In this regard and for the sake of clarity, this Agreement explicitly supersedes and terminates the restrictive covenants imposed upon Mr. Heiligbrodt under Article VI of the Prior Agreement, which such restrictive covenants shall become null and void effective immediately upon the effectiveness of this Agreement. Notwithstanding the foregoing or any other provision to the contrary, the Parties expressly acknowledge and agree that this Agreement does not

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supersede, terminate, or replace, but instead compliments and is in addition to, the Parties’ written understandings, agreements, and arrangements with respect to (i) any and all outstanding equity awards (including, without limitation, vested but unexercised stock option awards) and (ii) the office/secretary arrangement contemplated by Exhibit A to the Prior Agreement.
(c)        Notwithstanding any other provision of this Agreement or of any other plan, arrangement, or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company to Mr. Heiligbrodt pursuant to the terms of this Agreement are subject to additional taxes and/or interest pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“409A Additional Taxes”), then the Company hereby agrees to, and shall, pay to Mr. Heiligbrodt, at the time specified below, an additional amount (the “Additional Payment”) equal to the sum of (i) such 409A Additional Taxes plus (ii) the amount necessary to put Mr. Heiligbrodt in the same after-tax position (taking into account any and all applicable federal income taxes and Medicare hospital insurance taxes imposed upon such 409A Additional Taxes and the Additional Payment) that he would have been in had such payments or benefits not been subject to any 409A Additional Taxes.  The Company shall pay the Additional Payment to Mr. Heiligbrodt on or within 60 days following the earlier to occur of (A) the date  on which the Company is required to withhold any such taxes and (B) the date on which Mr. Heiligbrodt remits such taxes to the Internal Revenue Service (to the extent not withheld).
(d)        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement. This Agreement may be modified, amended, or supplemented only by a written agreement that is signed by each of the Parties.
[Signature Page(s) Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of this 3rd day of April 2016, effective for all purposes as provided above.

THE COMPANY:
Carriage Services, Inc.

By: [signature]
Name: Viki King Blinderman
Title: Secretary and Chief Accounting Officer

MR. HEILIGBRODT:

[signature]
L. William Heiligbrodt

Signature Page
Release Agreement
(L. William Heiligbrodt)

Exhibit A to Release Agreement

Payment Date		Payment Amount
May-2016		$40,800
Jun-2016		$40,800
Jul-2016		$40,800
Aug-2016		$40,800
Sep-2016		$40,800
Oct-2016		$40,800
Nov-2016		$40,800
Dec-2016		$40,800

January 1, 2017	Balloon payment	$1,140,000
January 1, 2017	Taxes on Accelerated Income	$335,000

Exhibit A
Release Agreement
(L. William Heiligbrodt)

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